Exhibit 99.1

Regado Biosciences to Present at the 16th Annual BIO CEO & Investor Conference

Basking Ridge, N.J. – Feb. 4, 2014 — Regado Biosciences, Inc. (Nasdaq: RGDO), a biopharmaceutical company focused on the late-stage clinical development of its first-in-class, actively controllable antithrombotic drug system, REG1, today announced that it will present at the 16th Annual BIO CEO & Investor Conference taking place Feb. 10-11, 2014, at the Waldorf Astoria in New York City.

David J. Mazzo, Ph.D., chief executive officer of Regado Biosciences, will provide a corporate update during his presentation and will be available to participate in one-on-one meetings with investors who are registered to attend the conference.

A live audio webcast of the presentation will be available under the investor relations section of Regado’s website at www.regadobio.com. A replay of the presentation will be available for 90 days following the event.

Date:	Monday, Feb. 10, 2014
Time:	10 a.m. EST
Location:	Waldorf Astoria, New York City

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc., is a biopharmaceutical company focused on the development of novel, first-in-class, actively controllable antithrombotic drug systems for acute and sub-acute cardiovascular indications. Regado is pioneering the development of two-component drug systems consisting of a therapeutic aptamer and its specific active control agent. The company’s lead product candidate, REG1, is a two-component system consisting of pegnivacogin, an anticoagulant aptamer specifically targeting coagulation Factor IXa, and its complementary oligonucleotide active control agent, anivamersen. REG1 is currently being evaluated in the REGULATE-PCI trial, a world-wide Phase 3 study enrolling 13,200 patients with acute coronary syndromes (ACS) undergoing percutaneous coronary intervention (PCI), a hospital-based procedure used to mechanically open or widen obstructed coronary arteries. Regado’s actively controllable product candidates have the potential to improve patient outcomes, enhance the patient experience and reduce overall treatment costs. More information can be found at www.regadobio.com.

For more information on REGULATE-PCI, please visit:

http://www.clinicaltrials.gov/ct2/show/NCT01848106

Media Contacts:

David Schull or Lena Evans

Russo Partners

212-845-4271

212-845-4262

david.schull@russopartnersllc.com

lena.evans@russopartnersllc.com

Investor Relations Contacts:

Tricia Truehart or Chelsea Wheeler

Trout Group

646-378-2953

646-378-2941

regadobio@troutgroup.com